Exhibit 99.1

Janus Henderson Group plc Reports Second Quarter 2023 Results

●

Solid investment performance, with 64%, 68%, 66%, and 71% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of June 30, 2023

●	AUM increased 4% compared to the first quarter 2023 to US$322.1 billion

●	US$(0.5) billion of net outflows in second quarter 2023 compared to US$(7.8) billion of net outflows in second quarter 2022

●	Second quarter 2023 diluted EPS of US$0.54, or US$0.62 on an adjusted basis

●	Board declared a quarterly dividend of US$0.39 per share

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; “JHG” or the “Company”) published its second quarter 2023 results for the period ended June 30, 2023. Second quarter 2023 operating income was US$117.9 million compared to US$100.4 million in the first quarter 2023 and US$143.9 million in the second quarter 2022. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$121.5 million in the second quarter 2023 compared to US$105.6 million in the first quarter 2023 and US$149.3 million in the second quarter 2022.

Second quarter 2023 diluted earnings per share of US$0.54 compared to US$0.53 in the first quarter 2023 and US$0.57 in the second quarter 2022. Adjusted diluted earnings per share of US$0.62 in the second quarter 2023 compared to US$0.55 in the first quarter 2023 and compared to US$0.63 in the second quarter 2022.

Ali Dibadj, Chief Executive Officer, stated:

“Janus Henderson has delivered a tremendous amount of positive change over the last year, and I am very pleased with our direction. We are in the initial stages of executing our strategic plan, and early progress is tangible, as evidenced by delivering our two best net flow quarters in nearly three years.

"We continue to deliver good quarterly results, investment performance is solid, we are generating substantial cash flow, and we have a strong and stable balance sheet. Our path to delivering consistent organic growth will not be linear, and we remain encouraged with the momentum and activity levels in the business. Our focus continues to be on our mission of helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service, and to deliver desired results for our clients, shareholders, employees, and all our other stakeholders.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended
	30 Jun	31 Mar	30 Jun
	2023	2023	2022
GAAP basis:
Revenue	516.5	495.8	555.5
Operating expenses	398.6	395.4	411.6
Operating income	117.9	100.4	143.9
Operating margin	22.8%	20.3%	25.9%
Net income attributable to JHG	89.8	87.4	96.2
Diluted earnings per share	0.54	0.53	0.57

Adjusted basis:
Revenue	401.9	383.8	427.7
Operating expenses	280.4	278.2	278.4
Operating income	121.5	105.6	149.3
Operating margin	30.2%	27.5%	34.9%
Net income attributable to JHG	102.0	91.3	104.9
Diluted earnings per share	0.62	0.55	0.63

DIVIDEND AND SHARE BUYBACK

On August 1, 2023, the Board declared a second quarter dividend in respect of the three months ended June 30, 2023, of US$0.39 per share. Shareholders on the register on the record date of August 14, 2023, will be paid the dividend on August 30, 2023.

The Company did not purchase any shares of its common stock on the New York Stock Exchange (“NYSE”) or CHESS Depositary Interests (“CDIs”) on the Australian Securities Exchange (“ASX”) in the second quarter 2023.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total comparative AUM and flows

	Three months ended
	30 Jun	31 Mar	30 Jun
	2023	2023	2022
Opening AUM	310.5	287.3	361.0
Sales	15.2	19.5	16.4
Redemptions	(15.7)	(14.0)	(24.2)
Net sales / (redemptions)	(0.5)	5.5	(7.8)
Market / FX	12.1	17.7	(53.5)
Closing AUM	322.1	310.5	299.7

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Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 30 Jun 2022	177.0	64.5	46.5	11.7	299.7
Sales	4.8	4.4	1.5	0.7	11.4
Redemptions	(8.9)	(5.6)	(1.7)	(1.0)	(17.2)
Net sales / (redemptions)	(4.1)	(1.2)	(0.2)	(0.3)	(5.8)
Market / FX	(11.1)	(4.8)	(2.5)	(0.9)	(19.3)
AUM 30 Sep 2022	161.8	58.5	43.8	10.5	274.6
Sales	5.6	7.7	1.1	0.4	14.8
Redemptions	(13.1)	(9.6)	(2.1)	(1.0)	(25.8)
Net sales / (redemptions)	(7.5)	(1.9)	(1.0)	(0.6)	(11.0)
Market / FX	17.0	3.2	2.7	0.8	23.7
AUM 31 Dec 2022	171.3	59.8	45.5	10.7	287.3
Sales	10.7	7.3	1.0	0.5	19.5
Redemptions	(7.4)	(3.7)	(1.8)	(1.1)	(14.0)
Net sales / (redemptions)	3.3	3.6	(0.8)	(0.6)	5.5
Market / FX	13.9	1.6	2.1	0.1	17.7
AUM 31 Mar 2023	188.5	65.0	46.8	10.2	310.5
Sales	8.6	5.1	1.1	0.4	15.2
Redemptions	(8.6)	(4.1)	(1.8)	(1.2)	(15.7)
Net sales / (redemptions)	—	1.0	(0.7)	(0.8)	(0.5)
Market / FX	10.6	(0.1)	1.6	—	12.1
Reclassifications and disposals	0.4	—	—	(0.4)	—
AUM 30 Jun 2023	199.5	65.9	47.7	9.0	322.1

Average AUM by capability

	Three months ended
	30 Jun	31 Mar	30 Jun
	2023	2023	2022
Equities	193.4	184.0	197.0
Fixed Income	65.8	63.5	68.8
Multi-Asset	47.1	46.5	49.5
Alternatives	9.5	10.5	13.2
Total	315.8	304.5	328.5

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of June 30, 2023)

Capability	1-year	3-year	5-year	10-year
Equities	61%	58%	53%	59%
Fixed Income	50%	73%	85%	90%
Multi-Asset	95%	97%	96%	96%
Alternatives	49%	96%	100%	100%
Total	64%	68%	66%	71%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. Excluded assets represent 3% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of June 30, 2023)

Capability	1-year	3-year	5-year	10-year
Equities	71%	57%	79%	88%
Fixed Income	22%	35%	52%	66%
Multi-Asset	93%	96%	92%	96%
Alternatives	78%	38%	45%	100%
Total	70%	61%	78%	87%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending June 30, 2023, 49%, 49%, 55%, and 63% of the 185, 178, 168, and 153 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2023 Morningstar, Inc. All Rights Reserved.

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SECOND QUARTER 2023 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on August 2, 2023, on a conference call and webcast to be held at 8 a.m. EDT, 1 p.m. BST, 10 p.m. AEST.

Those wishing to participate should call:

United States	833 470 1428 (toll free)
United Kingdom	0808 189 6484 (toll free)
Australia	02 7908 3093 (this is not toll free)
All other countries	+1 404 975 4839 (this is not toll free)
Conference ID	088536

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of June 30, 2023, Janus Henderson had approximately US$322 billion in assets under management, more than 2,000 employees, and offices in 24 cities worldwide. Headquartered in London, the company is listed on the NYSE and the ASX.

Investor enquiries:	Media enquiries:
Jim Kurtz	Nicole Mullin
Head of Investor Relations +1 303 336 4529	Director of Media Relations +44 (0)20 7818 2511
jim.kurtz@janushenderson.com	nicole.mullin@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2023	2023	2022
Revenue:
Management fees	423.5	414.6	453.6
Performance fees	(5.9)	(14.9)	(3.4)
Shareowner servicing fees	53.3	51.5	56.3
Other revenue	45.6	44.6	49.0
Total revenue	516.5	495.8	555.5

Operating expenses:
Employee compensation and benefits	147.7	140.3	145.0
Long-term incentive plans	37.6	55.5	40.7
Distribution expenses	114.6	112.0	127.8
Investment administration	11.1	11.6	10.3
Marketing	9.3	8.8	7.8
General, administrative and occupancy	72.2	61.1	72.3
Depreciation and amortization	6.1	6.1	7.7
Total operating expenses	398.6	395.4	411.6

Operating income	117.9	100.4	143.9

Interest expense	(3.2)	(3.1)	(3.2)
Investment gains (losses), net	6.9	17.6	(109.4)
Other non-operating income, net	7.0	7.1	0.6
Income before taxes	128.6	122.0	31.9
Income tax provision	(28.2)	(26.0)	(36.7)
Net income	100.4	96.0	(4.8)
Net loss (income) attributable to noncontrolling interests	(10.6)	(8.6)	101.0
Net income attributable to JHG	89.8	87.4	96.2
Less: allocation of earnings to participating stock-based awards	(2.7)	(2.4)	(3.0)
Net income attributable to JHG common shareholders	87.1	85.0	93.2

Basic weighted-average shares outstanding (in millions)	160.5	160.2	161.9
Diluted weighted-average shares outstanding (in millions)	160.7	160.4	162.2

Diluted earnings per share (in US$)	0.54	0.53	0.57

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2023	2023	2022
Reconciliation of revenue to adjusted revenue
Revenue	516.5	495.8	555.5
Management fees[1]	(41.8)	(40.8)	(50.9)
Shareowner servicing fees[1]	(43.3)	(42.3)	(46.9)
Other revenue[1]	(29.5)	(28.9)	(30.0)
Adjusted revenue	401.9	383.8	427.7

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	398.6	395.4	411.6
Employee compensation and benefits[2]	(1.5)	(1.2)	—
Long-term incentive plans[2]	(0.6)	(2.5)	(3.6)
Distribution expenses[1]	(114.6)	(112.0)	(127.8)
General, administration and occupancy[2]	(1.0)	(1.0)	(1.1)
Depreciation and amortization[3]	(0.5)	(0.5)	(0.7)
Adjusted operating expenses	280.4	278.2	278.4

Adjusted operating income	121.5	105.6	149.3

Operating margin	22.8%	20.3%	25.9%
Adjusted operating margin	30.2%	27.5%	34.9%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	89.8	87.4	96.2
Employee compensation and benefits[2]	1.5	1.2	—
Long-term incentive plans[2]	0.6	2.5	3.6
General, administration and occupancy[2]	1.0	1.0	1.1
Depreciation and amortization[3]	0.5	0.5	0.7
Investment gains, net[4]	12.5	—	—
Other non-operating income, net[4]	—	—	3.0
Income tax benefit (provision)[5]	(3.9)	(1.3)	0.3
Adjusted net income attributable to JHG	102.0	91.3	104.9
Less: allocation of earnings to participating stock-based awards	(3.1)	(2.5)	(3.3)
Adjusted net income attributable to JHG common shareholders	98.9	88.8	101.6

Weighted-average diluted common shares outstanding – diluted (in millions)	160.7	160.4	162.2
Diluted earnings per share (in US$)	0.54	0.53	0.57
Adjusted diluted earnings per share (in US$)	0.62	0.55	0.63

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[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.

[2]

Adjustments consist primarily of the acceleration of long-term incentive plan expense related to the departure of certain employees. JHG management believes these costs are not representative of our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

The adjustment for the three months ended June 30, 2023, includes a correction of previously recognized earnings associated with an equity method investment. Adjustments for the three months ended June 30, 2022, consist primarily of accumulated foreign currency translation expense related to liquidated JHG entities. JHG management believes these costs are not representative of our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	30 Jun	31 Dec
(in US$ millions)	2023	2022
Assets:
Cash and cash equivalents	996.9	1,162.3
Investment securities	312.0	261.6
Property, equipment and software, net	48.3	51.8
Intangible assets and goodwill, net	3,717.6	3,667.8
Assets of consolidated variable interest entities	499.7	352.0
Other assets	813.7	742.3
Total assets	6,388.2	6,237.8

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	306.0	307.5
Deferred tax liabilities, net	578.9	574.6
Liabilities of consolidated variable interest entities	5.0	4.3
Other liabilities	626.7	754.9
Redeemable noncontrolling interests	389.8	233.9
Total equity	4,481.8	4,362.6
Total liabilities, redeemable noncontrolling interests and equity	6,388.2	6,237.8

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions)	2023	2023	2022
Cash provided by (used for):
Operating activities	171.4	(108.2)	162.9
Investing activities	(23.0)	(235.1)	76.1
Financing activities	1.9	13.8	(135.9)
Effect of exchange rate changes	11.8	15.4	(42.8)
Net change during period	162.1	(314.1)	60.3

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Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2022, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including, but not limited to, increasing interest rates and inflation, volatility, or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions and other withdrawals from the funds and accounts we manage, and other factors identified in JHG’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2022, and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission File No. 001‑38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as of the date on which such statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise, except as required by law.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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